EXECUTION COPY



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                   FOURTH AMENDED AND RESTATED TRUST AGREEMENT


                                       OF


                         MORGAN STANLEY AIRCRAFT FINANCE


                           Dated as of March 15, 2000



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                                TABLE OF CONTENTS

                           --------------------------

                                                                           PAGE

                                    ARTICLE 1
                                   DEFINITIONS

SECTION 1.01.  Definitions.....................................................2

                                    ARTICLE 2
                                CREATION OF MSAF

SECTION 2.01.  Organizational Matters..........................................3
SECTION 2.02.  Acceptance of Trust and Duties; Controlling Trustees;
                 Signatory Trustees............................................4
SECTION 2.03.  Objects.........................................................5
SECTION 2.04.  Prohibition and Limitation of Actions by MSAF and the
                 Trustees......................................................6
SECTION 2.05.  Independent Business...........................................10
SECTION 2.06.  Duration of MSAF...............................................11
SECTION 2.07.  Trust for benefit of holders of MSAF debt securities...........11

                                    ARTICLE 3
                                    TRUSTEES

SECTION 3.01.  Number and Status..............................................12
SECTION 3.02.  Delaware Trustee...............................................12
SECTION 3.03.  Controlling Trustees...........................................12
SECTION 3.04.  Independent Trustees...........................................13
SECTION 3.05.  Quorum.........................................................13
SECTION 3.06.  Meetings.......................................................13
SECTION 3.07.  Notice.........................................................14
SECTION 3.08.  Voting Following the Appointment of Independent Trustees.......14
SECTION 3.09.  Resolutions....................................................15
SECTION 3.10.  Committees.....................................................15
SECTION 3.11.  Vacancies......................................................15
SECTION 3.12.  Effect of Vacancies............................................16
SECTION 3.13.  Transactions with Trustees.....................................16
SECTION 3.14.  Interests of Trustees..........................................16
SECTION 3.15.  Disclosure of Interests........................................17


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                                                                            PAGE

SECTION 3.16.  Contract with Trustee..........................................17
SECTION 3.17.  Validity of Acts...............................................17
SECTION 3.18.  Minute Book....................................................18
SECTION 3.19.  Fees and Remuneration..........................................18
SECTION 3.20.  Trustees May Rely..............................................18
SECTION 3.21.  Trustees Act Solely as Trustees................................18
SECTION 3.22.  No Expenses for the Trustees...................................19
SECTION 3.23.  No Representations or Warranties as to Certain Matters.........19

                                    ARTICLE 4
                           INDEMNIFICATION OF TRUSTEES

SECTION 4.01.  Liability and Indemnity........................................19
SECTION 4.02.  Agents.........................................................20
SECTION 4.03.  Insurance......................................................20
SECTION 4.04.  Non-exclusive Rights...........................................20
SECTION 4.05.  Survival.......................................................20

                                    ARTICLE 5
                               TERMINATION OF MSAF

SECTION 5.01.  Termination of MSAF............................................21

                                    ARTICLE 6
                                   AMENDMENTS

SECTION 6.01.  Amendments.....................................................21

                                    ARTICLE 7
                                  MISCELLANEOUS

SECTION 7.01.  Notices........................................................22
SECTION 7.02.  Governing Law..................................................23
SECTION 7.03.  Jurisdiction...................................................23
SECTION 7.04.  Counterparts...................................................23
SECTION 7.05.  Agreement......................................................24
SECTION 7.06.  Table of Contents; Headings....................................24

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           FOURTH AMENDED AND RESTATED TRUST AGREEMENT (this "Trust Agreement"), dated as of March 15, 2000, among MSDW Aircraft Holdings, a Delaware business trust, as depositor (the "Depositor"), Wilmington Trust Company, a Delaware banking corporation, which is acting hereunder not in its individual capacity but solely as owner trustee (the "Delaware Trustee"), Karl Essig, Scott
Peterson, Maurice Mason and Alexander Frank (the "Controlling Trustees") and
Juan O'Callahan and Alexander Bancroft (the "Independent Trustees" and, together with the Controlling Trustees, and the Delaware Trustee, the "Trustees"). This Trust Agreement amends and restates in its entirety the third amended and restated trust agreement (the "Third Amended and Restated Trust Agreement") entered into among MS Financing Inc., as the depositor ("MSFI"), the Delaware Trustee, Karl Essig, Maurice Mason and Alexander Frank, as Controlling Trustees and Scott Peterson, as the Alternate Controlling Trustee, and Juan O'Callahan and Alexander Bancroft, as the Independent Trustees, dated as of March 3, 1998.


                                    RECITALS

           WHEREAS, pursuant to the original trust agreement entered into among the MSFI, the Delaware Trustee and Scott Peterson, Ellen Brunsberg and Maurice Mason, as controlling trustees, dated as of October 30, 1997, the First Amended and Restated Trust Agreement, the Second Amended and Restated Trust Agreement, the Third Amended and Restated Trust Agreement and a Certificate of Trust filed with the Secretary of State of Delaware on October 31, 1997, MSFI created a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del.C. ss. 3801 et seq. (the "Business Trust Act") named "Morgan Stanley Aircraft Finance" ("MSAF") by assigning and transferring to MSAF $1. (such $1., together with any and all property owned directly or indirectly from time to time by MSAF, "Trust Property");

           WHEREAS, MSAF was created to acquire, directly or indirectly through intermediaries, aircraft and related assets from time to time and to issue and sell debt securities to finance and refinance such acquisitions;

           WHEREAS, MSFI has transferred the beneficial interest in MSAF to the Depositor and the parties hereto desire to amend and restate the Third Amended and Restated Trust Agreement in its entirety and replace MSFI as the depositor;

           WHEREAS, Scott Peterson wishes to resign as an alternate controlling trustee for Karl Essig and accept appointment as Controlling Trustee and to perform his obligations hereunder;


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           WHEREAS, Scott Peterson wishes to resign as an alternate signatory trustee for Karl Essig and accept appointment as Signatory Trustee and to perform his obligations hereunder;

           NOW, THEREFORE, it being the intention of the parties hereto to continue MSAF as a business trust under the Business Trust Act and that this Trust Agreement constitute the governing instrument of such business trust, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

           SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings. Capitalized terms used but not defined herein have the meaning assigned to such terms in the Indenture.

           "Affiliate" means as to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person; provided, however that neither MSAF nor any of its subsidiaries shall be considered to be Affiliates of the Depositor or its Affiliates.

           "Asset Purchase Agreement" has the meaning assigned to such term in
Section 2.03 herein.

           "control" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, direct or indirect, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise).

           "Indenture" means the Indenture dated as of March 3, 1998, as supplemented as of March 15, 2000 between MSAF and Bankers Trust Company, a New York banking corporation, as trustee.

           "Independent Trustee" means a Trustee who is not at the time of his appointment or at any time during his service as Trustee, and has not been for the twenty-four months prior to his appointment as Trustee, an employee, officer, director, creditor or supplier of Morgan Stanley, Dean Witter & Co., MSAF, or any Affiliate of any such person, except with the approval of the Rating Agencies.

           "Person" means an individual, corporation, partnership, limited liability company, association, statutory business trust, common law trust, or other entity or


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organization, including a government or political subdivision or an agency or instrumentality thereof.

           "Rating Agencies" means Moody's Investors Service, Inc., Standard & Poor's Rating Group and Duff & Phelps Credit Rating Co. and any other nationally recognized statistical rating organizations that from time to time are contracted to rate debt securities issued by MSAF.

           "Signatory Trustees" has the meaning assigned to such term in Section
2.02 herein.


                                    ARTICLE 2
                                CREATION OF MSAF

           SECTION 2.01.  Organizational Matters.

            (a) The name of the trust continued hereby is "Morgan Stanley Aircraft Finance". To the extent practicable, the Trustees shall conduct MSAF's activities, execute all documents and cause MSAF to sue or be sued under the foregoing name, which name (and the word "Trust" wherever used in this Trust Agreement, except where the context otherwise requires) shall refer to the business trust created hereby, or the Trustees acting on behalf of the Trust as trustees, and not individually, and shall not refer to the officers, agents, employees or beneficial owners of MSAF. Under circumstances in which the Trustees determine that the use of the name "Morgan Stanley Aircraft Finance" is not practicable or desirable, they may change the name and use any other designation or name for the Trust.

            (b) The principal office of MSAF, and such additional offices as the Controlling Trustees may determine to establish, shall be located at such place or places inside or outside the State of Delaware as the Controlling Trustees may designate from time to time.

            (c) MSAF is a "business trust", the Trustees are the "trustees" and the Depositor is the sole "beneficial" owner", within the meaning of the Business Trust Act. MSAF shall not be deemed to be a general partnership, limited partnership, joint venture, joint shares company or a corporation (but nothing herein shall preclude MSAF from being treated for tax purposes as a trust under the United States Internal Revenue Code of 1986, as amended).

            (d) Legal title to all Trust Property shall be vested in MSAF as a separate legal entity, except that the Controlling Trustees may cause legal title to any Trust


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Property to be held by or in the name of any other Person as nominee. The right, title and interest of the Trustees in and to the Trust Property shall automatically vest in successor and additional Trustees upon their qualification and acceptance of election or appointment as Trustees, and they shall thereupon have all the rights and obligations of Trustees, whether or not conveyancing documents have been executed and delivered. Written evidence of the qualification and acceptance of election or appointment of successor and additional Trustees may be filed with the records of MSAF and in such other offices, agencies or places as the Controlling Trustees may deem necessary or desirable. No beneficial owner of MSAF shall be deemed to have a severable ownership interest in any individual asset of MSAF or any right of partition or possession thereof.

            (e) The Trustees hereby declare that they shall hold the Trust Property upon the terms hereinafter set forth in this Trust Agreement.

           SECTION 2.02. Acceptance of Trust and Duties; Controlling Trustees; Signatory Trustees.

            (a) Each of the Trustees accepts the trust created hereby and agrees to perform its duties in accordance with all of the terms and conditions contained in this Trust Agreement. In performing its duties hereunder, no Trustee shall have any duty or liability with respect to the administration of MSAF, except for its own bad faith, wilful misconduct or knowing violation of law, and no implied duties shall be read into this Trust Agreement against any Trustee. The Trustees shall not be liable for the acts or omissions of the Depositor nor shall the Delaware Trustee be liable for any act or omission by it in good faith in accordance with directions of the Signatory Trustees or for any act or omission of the Controlling Trustees or the Independent Trustees.

            (b) The Controlling Trustees shall manage the property and affairs of MSAF and specifically, for so long as any debt securities of MSAF remain outstanding, for the benefit of the holders of such debt securities such that no action shall be taken with respect to the Trust Property or the proceeds thereof which contravenes or conflicts with any provision of the indenture or other instrument governing such debt securities. The sole purpose of the Delaware Trustee in entering into this Trust Agreement is to satisfy the requirements of
Section 3807(a) of the Business Trust Act. It is understood and agreed by the parties hereto that the Delaware Trustee shall have none of the duties or liabilities of the Controlling Trustees. The duties of the Delaware Trustee shall be limited to (i) accepting legal process served on MSAF in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under Section 3811 of the Business Trust Act. To the extent that, at law or in equity, the Delaware Trustee has duties


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(including fiduciary duties) and liabilities relating thereto to MSAF or the
Depositor, it is hereby understood and agreed by the parties hereto that such duties and liabilities are replaced by the duties and liabilities of the Delaware Trustee expressly set forth in this Trust Agreement.

            (c) Subject to Sections 3.05, 3.08 and 6.01, each of Karl Essig, Scott Peterson and Alexander Frank (the "Signatory Trustees") is hereby authorized and directed to enter into the agreements approved by the Controlling Trustees, such approval to be evidenced by the signature of any one of such Signatory Trustees on any such agreement. The Delaware Trustee is further authorized and directed to enter into such other documents and take such other action as either Signatory Trustee shall specifically direct in written instructions delivered to the Delaware Trustee; provided, however, that the Delaware Trustee shall not be required to take any action if the Delaware Trustee shall determine, or shall be advised by counsel, that such action is likely to result in personal liability or is contrary to applicable law or any agreement to which the Delaware Trustee is a party.

           SECTION 2.03. Objects. MSAF is formed for the following objects only:

           (a) to act as the depositor of MSA I, MSA II, MSA III, MSA IV, MSA V, MSA VI and MSA VII, each a Delaware business trust;

           (b) to enter into such agreements as the Controlling Trustees see fit in order to engage in the transactions contemplated hereby, including the Asset Purchase Agreement dated as of November 10, 1997 between MSAF and International Lease Finance Corporation (the "Asset Purchase Agreement");

           (c) to acquire aircraft and related assets (including the capital stock of one corporation) pursuant to the Asset Purchase Agreement;

           (d) to purchase or otherwise acquire, directly or indirectly through intermediaries, additional aircraft and related assets from time to time and own, hold, convert, maintain, modify, manage, operate, lease, re-lease and sell or otherwise dispose of aircraft assets and enter into all contracts and engage in all related activities incidental thereto, including from time to time, accepting, exchanging, holding or permitting any of its subsidiaries to accept, exchange or hold promissory notes, contingent payment obligations or equity interests of lessees or their affiliates issued in connection with the bankruptcy, reorganization or other similar process, or in settlement of delinquent obligations or obligations anticipated to be delinquent, of such lessees or their respective Affiliates in the ordinary course of business;

           (e) to provide loans to or guarantee or otherwise support the obligations and liabilities of any of its subsidiaries on such terms and in such manner as the


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Controlling Trustees see fit and (whether or not MSAF or any of its subsidiaries shall derive a benefit therefrom) so long as such loans, guarantees, or other supports are provided for the purposes set forth in paragraphs 2.03(a), (b), (c) or (d) hereof; provided that no such loan, guarantee or other support of the obligations or liabilities of any of its subsidiaries shall be granted if it would materially adversely affect the holders of any debt securities of MSAF;

           (f) to finance and refinance the activities described in paragraphs 2.03(a), (b), (c) or (d) above through the offer, sale and issuance of any securities of MSAF upon such terms and conditions as the Controlling Trustees see fit, for cash or in payment or in partial payment for any property purchased or otherwise acquired by MSAF or any of its subsidiaries and to grant a security interest or other form of mortgage or charge in the Trust Property or proceeds of the Trust Property whether now or hereinafter acquired;

           (g) to engage in currency and interest rate exchange transactions for the purposes of avoiding, reducing, minimizing, hedging against or otherwise managing the risk of any loss, cost, expense or liability arising, or which may arise, directly or indirectly, from any change or changes in any interest rate or currency exchange rate or in the price or value of any of MSAF's or any of its subsidiaries' property or assets, within limits determined by the Controlling Trustees from time to time and submitted to the Rating Agencies, including but not limited to dealings, whether involving purchases, sales or otherwise, in foreign currency, spot and forward interest rate exchange rate contracts, forward interest rate agreements, caps, floors and collars, futures, options, swaps and any other currency, interest rate and other similar hedging arrangements and such other instruments as are similar to, or derivatives of, any of the foregoing;

           (h) to establish, promote and aid in promoting, constituting, forming or organizing companies, trusts, syndicates, partnerships or other entities of all kinds in any part of the world for the purposes set forth in paragraph 2.03(a), (b), (c) or (d) hereof and to acquire, hold and dispose of shares, securities and other interests in, or causing the dissolution of any existing subsidiary;

           (i) to take out, acquire, surrender and assign policies of insurance and assurances with any insurance company or companies which MSAF or any of its subsidiaries may think fit and to pay the premiums thereon; and

           (j) to do all such things as may be deemed incidental or conducive to the attainment of the above objects or any of them.

           SECTION 2.04. Prohibition and Limitation of Actions by MSAF and the Trustees.


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           (a) Prohibited activity. MSAF shall not, and the Trustees shall not cause MSAF to engage in any activity other than as required or authorized by
Section 2.03 in particular, or any other provision of this Trust Agreement. Any party to this Trust Agreement and, for so long as any debt securities of MSAF remain outstanding, any holders of such debt securities, may bring a proceeding to set aside and enjoin the performance of any act or acts by MSAF that are not required or authorized by Section 2.03 in particular or any other provision of this Trust Agreement.

           (b) Limitation on activities of new subsidiaries. The organizational documents of any direct or indirect subsidiaries of MSAF formed or acquired on or after the date hereof shall contain express objects clauses identical in all material respects to those contained in the organizational documents of the existing subsidiaries of MSAF.

           (c) Limitation on employees. MSAF shall not, and MSAF shall not permit any of its subsidiaries to, employ or maintain any employees other than as required by any provisions of local law; provided that the trustees and directors of MSAF and each of its subsidiaries shall not be deemed to be employees for purposes of this Section 2.04(c).

           (d) Limitation on Indebtedness. MSAF shall not, and MSAF shall not permit any of its subsidiaries to, incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, whether present or future (in any such case, to "incur"), Indebtedness.

           For the purposes of this Trust Agreement, "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of purchasing such property or service or taking delivery and title thereto or the completion of such services, and payment deferrals arranged primarily as a method of raising finance or financing the acquisition of such property or service, (v) all obligations of such Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under U.S. GAAP, (vi) all Indebtedness (as defined in clauses (i) through (v) of this paragraph) of other Persons secured by a lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person,


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and (vii) all Indebtedness (as defined in clauses (i) through (v) of this paragraph) of other Persons guaranteed by such Person.

           Notwithstanding the foregoing, MSAF and any of its subsidiaries may incur each and all of the following:

               (i) Indebtedness in respect of any Initial Notes issued on the Initial Closing Date;

               (ii) Indebtedness in respect of any Refinancing Notes or other Indebtedness described in the proviso to Section 5.02(c)(iii) of the Indenture; provided that (A) such Refinancing Notes or other Indebtedness receive ratings from the Rating Agencies at the close of such Refinancing or repurchase equal to or higher than those of the subclass being refinanced or repurchased (determined at the date of incurrence), (B) taking into account such Refinancing or repurchase, MSAF receives Rating Agency Confirmation prior to such Refinancing or repurchase with respect to each subclass of MSAF Group Notes Outstanding at such time and (C) the net proceeds of any such Refinancing or other Indebtedness shall be used only to repay the Outstanding Principal Balance of the subclass of Notes being so refinanced or repurchased (plus any Redemption Premium and transaction expenses relating thereto);

               (iii) Indebtedness in respect of guarantees by MSAF or any of its subsidiaries of any other MSAF Group Member (other than the Guarantee described in (v) below), provided that no such Indebtedness shall be incurred if it would materially adversely affect the Noteholders;

               (iv) Indebtedness in respect of any Issuer Additional Notes the proceeds of which are applied to finance a Permitted Additional Aircraft Acquisition; provided that (A) MSAF receives Rating Agency Confirmation prior to the incurrence of such Indebtedness with respect to all of the MSAF Group Notes Outstanding at such time and (B) the net proceeds of such Indebtedness shall be used only to finance such Permitted Additional Aircraft Acquisition and (C) such Issuer Additional Notes will be cross-collateralized with all Outstanding Notes by the Collateral under the Security Trust Agreement;

               (v) Indebtedness in respect of the Guarantee set forth in Article XII of the Indenture; provided that (A) the Indebtedness guaranteed thereby is incurred by a Guarantor that has guaranteed the Notes, (B) the Indebtedness being guaranteed would be permitted pursuant to clause (ii) or (iv) if such Indebtedness were incurred directly by the Issuer and (C) the Indebtedness


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          being guaranteed was issued by the Guarantor under an indenture the terms of which (including the covenants and other obligations of the Guarantor thereunder) are substantially identical to those of the Indenture;

               (vi) obligations to each Seller under each Acquisition Agreement and any related lease assignment and assumption agreements and the documents related thereto;

               (vii) Indebtedness under any agreements between MSAF or any of its subsidiaries and any other MSAF Group Members (each, an "Intercompany Loan"); provided that such Indebtedness shall be evidenced by promissory notes and written notification shall have been given to each Rating Agency of the incurrence of such Indebtedness; and

               (viii) Indebtedness of MSAF Group under any Credit Facility.

           For the purposes of this Trust Agreement, "guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of such Indebtedness or other obligation of such other Person or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" when used as a verb has a corresponding meaning.

           (e) Limitation on Consolidation, Merger and Transfer of Assets. MSAF shall not, and MSAF shall not permit any of its subsidiaries to, consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of its property and assets (as an entirety or substantially an entirety in one transaction or in a series of related transactions) to, any other Person, or permit any other Person to merge with or into MSAF or any of its subsidiaries, unless (i) the resulting entity is a special purpose entity, the organizational document of which is substantially similar to this Trust Agreement or the equivalent organizational document of such MSAF subsidiary, as the case may be, and, after such consolidation, merger, sale, conveyance, transfer, lease or other disposition, payments from such resulting entity to the Noteholders do not give rise to any withholding tax payments less favorable to the Noteholders than the amount of any withholding tax payments which would have been required had such event not occured, (ii) in the case of any consolidation, merger or transfer by MSAF, the surviving successor or transferee entity shall expressly assume all of the obligations of MSAF under the Indenture, the Notes and


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each other Related Document to which MSAF is then a party, (iii) the Controlling
Trustees shall have obtained a Rating Agency Confirmation with respect to such merger, sale, conveyance, transfer, lease or disposition, (iv) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing and (v) MSAF delivers to the trustee under the Indenture an Officer's Certificate and an opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture comply with the above criteria and, if applicable, Section 5.02(g) of the Indenture and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with; provided that this covenant shall not apply to any such consolidation, merger, sale, conveyance, transfer, lease or disposition (a) within and among MSAF and any of its subsidiaries and any other MSAF Group Member if such consolidation, merger, sale, conveyance, transfer, lease or disposition, as the case may be, would not materially adversely affect the Noteholders, (b) complying with the terms of Section 5.02(g) of the Indenture or (c) effected as part of a single transaction providing for the redemption or defeasance of MSAF Group Notes in accordance with Section 3.10 or
Article XI, respectively, of the Indenture.

           SECTION 2.05. Independent Business. MSAF will conduct its activities, and will procure that each of its subsidiaries will conduct its business such that it is a separate and readily identifiable business from, and independent of, the Depositor and any of its Affiliates (it being understood that the Depositor and its Affiliates may publish financial statements that consolidate those of MSAF and any of its Affiliates, if to do so is required by any applicable law or accounting principles from time to time in effect and MSAF's subsidiaries may file consolidated tax returns with the Depositor and its Affiliates for tax purposes) and:

           (a) it will observe, and will cause its subsidiaries to observe, all formalities necessary to remain legal entities separate and distinct from the Depositor and any of its Affiliates;

           (b) it will maintain, and will cause its subsidiaries to maintain, each of their respective assets and liabilities separate and distinct from those of the Depositor and any of its Affiliates;

           (c) it will maintain, and will cause its subsidiaries to maintain, records, books, accounts, and minutes separate from those of the Depositor and any of its Affiliates;

           (d) it will pay its obligations, and will cause its subsidiaries to pay each of their respective obligations in the ordinary course of business as legal entities separate from the Depositor and any of its Affiliates;


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           (e) it will keep, and will cause its subsidiaries to keep, each of their respective funds separate and distinct from any funds of the Depositor and any of its Affiliates, and will receive, deposit, withdraw and disburse such funds separately from any funds of the Depositor and any of its Affiliates;

           (f) it will conduct its activities, and will cause each of its respective subsidiaries to conduct their respective businesses in their own name, and not in the name of the Depositor or any of its Affiliates;

           (g) it will not agree, and will cause its subsidiaries not to agree, to pay or become liable for any debt of the Depositor or any of its Affiliates;

           (h) it will not hold out, and will cause its subsidiaries not to hold out, that any of them is a division of the Depositor or any of its Affiliates or that the Depositor or any of its Affiliates is a division of any of them;

           (i) it will not induce, and will cause its subsidiaries not to induce, any third party to rely on the creditworthiness of the Depositor or any of its Affiliates in order that such third party will be induced to contract with it; and

           (j) it will not enter into, and will cause its subsidiaries not to enter into, any transaction between any of them and the Depositor or any of its Affiliates that are more favorable to the Depositor and its Affiliates than transactions that MSAF and its subsidiaries would have been able to enter into at such time on an arm's-length basis with a non-affiliated third party, other than any agreements in effect on the date hereof or any transactions permitted pursuant to the Indenture.

           SECTION 2.06. Duration of MSAF. MSAF, unless terminated pursuant to the provisions of Article 5, shall have a perpetual existence.

           SECTION 2.07. Trust for benefit of holders of MSAF debt securities.

           (a) This Trust Agreement has been entered into, and MSAF has been created, in part to induce the holders from time to time of MSAF's debt securities to purchase such debt securities. The Depositor and the Controlling Trustees agree that the holders of MSAF's debt securities from time to time are third party beneficiaries hereof, and shall be entitled to enforce the terms of this Trust Agreement to the same extent as if they were parties hereto, subject, however, to the provisions of the documents governing such debt securities.

           (b) The Depositor and each other beneficial owner of MSAF hereby expressly acknowledges and agrees that (i) its right, if any, to receive dividends or other distributions of Trust Property is subordinate to the rights of the holders from time to time of MSAF's debt securities and (ii) it may not withdraw from MSAF or obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the Trust Property prior to the payment in full of the principal and interest of, and any other amount owing with respect to, MSAF's debt securities from time to time outstanding.

           (c) Neither the bankruptcy, insolvency or other incapacity of the Depositor or any other beneficial owner of MSAF, nor any transfer, by operation of law or otherwise, by it of any interest in MSAF or the Trust Property, shall
(i) operate to terminate this Trust Agreement or MSAF, (ii) entitle the Depositor's or such other beneficial owner's legal representatives or transferees to claim an accounting or to take any action in any court for a partition of the Trust Property or winding up of MSAF or (iii) otherwise affect the rights, duties and liabilities of the parties hereto.

                                    ARTICLE 3
                                    TRUSTEES

           SECTION 3.01. Number and Status. The number of Trustees shall be determined by the Controlling Trustees and shall consist of at least seven (at least two of which shall be Independent Trustees). At all times, one of the Trustees shall be the Delaware Trustee or any successor or permitted assigns.

           SECTION 3.02.  Delaware Trustee.  (a) The Delaware Trustee shall be:

           Wilmington Trust Company

           (b) As required under the Business Trust Act, the Delaware Trustee is and any successor or permitted assigns shall be:

               (i) a natural Person who is a resident of the state of Delaware;
          or

               (ii) if not a natural Person, an entity which has its principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law.

           (c) The Delaware Trustee may resign upon 30 days prior written notice to MSAF, such resignation to be effective upon the appointment of a successor Delaware Trustee. If no successor has been appointed within such 30 day period, the Delaware Trustee may, at the expense of MSAF, petition a court to appoint a successor Delaware trustee.

           SECTION 3.03. Controlling Trustees. The Controlling Trustees shall be:

           Karl Essig
           Scott Peterson
           Maurice Mason
           Alexander Frank


           SECTION 3.04. Independent Trustees. (a) The Independent Trustees shall be:

           Juan O'Callahan
           Alexander Bancroft

           (b) The Controlling Trustees shall have the power at any time and from time to time to elect any person to be an Independent Trustee in order to ensure that the provisions of this Trust Agreement as to the number of Independent Trustees required to be in office are fulfilled. Any Independent Trustee so appointed shall hold office until he resigns or is disqualified in accordance with Section 3.11 hereof.

           SECTION 3.05. Quorum. A meeting of the Controlling Trustees at which a quorum is present shall be competent to exercise all powers and discretion for the time being exercisable by the Controlling Trustees. The quorum necessary for the transaction of the business of the Controlling Trustees shall be a majority of the Controlling Trustees except that the quorum necessary for the transaction of any business specified in Section 3.08(a), Section 3.08(b) or unless the proviso of Section 3.08(c) applies, Section 3.08(c) shall be all Controlling Trustees and all Independent Trustees. A Controlling Trustee, notwithstanding his interest, may be counted in the quorum present at any meeting at which he is appointed to hold office or place of profit under MSAF, or at which the terms of his appointment are arranged, but he may not vote on his own appointment or the terms thereof.

           SECTION 3.06. Meetings. (a) The Controlling Trustees may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit. Subject to Sections 3.05, 3.08 and 6.01, questions arising at any meeting shall be determined by a majority of the Controlling Trustees present at such meeting or, if less than three, all of the Controlling Trustees. A Controlling Trustee may, at any time, summon a meeting of the Controlling Trustees by giving to each Controlling Trustee not less than twenty-four hours' notice of the meeting; provided, that any meeting may be convened at shorter notice and in such manner as all Controlling Trustees shall approve; provided further, that, notwithstanding the provisions of Section 7.01 hereof, unless otherwise resolved by the Controlling Trustees, notices of Controlling Trustees' meetings need not be in writing.

           (b) If a Trustee is by any means in communication with one or more other Trustees so that each Trustee participating in the communication can hear what is said by any other of them, each Trustee so participating in the communication is deemed to be present at a meeting with the other Trustees so participating, notwithstanding that all the Trustees so participating are not present together in the same place.

           SECTION 3.07. Notice. Any notice to be given to or by any Person pursuant to this Trust Agreement shall be in writing, save as provided in
Section 3.06 hereof. Any Trustee present in person at any meeting of Trustees shall, for all purposes, be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened. Any notice or document served on a Trustee shall, notwithstanding that such Trustee be then incompetent, disabled, dead or bankrupt and whether or not MSAF has notice of his incompetency, disability, death or bankruptcy, be deemed to have been duly served on such Trustee. Notwithstanding any of the provisions of this Trust Agreement, any notice to be given by MSAF to a Trustee may be given in any manner agreed in advance by any such Trustee.

           SECTION 3.08. Voting Following the Appointment of Independent Trustees. The Controlling Trustees shall possess and be entitled in their discretion to exercise all rights and power to vote with respect to any lawful action to be taken by the Controlling Trustees, except as otherwise provided herein. For so long as any amount is outstanding or payable under any debt securities of MSAF, the Trustees shall not have the power to take any action in their capacities as Trustees that would cause MSAF or any of its subsidiaries to be in violation of the terms governing any such debt securities. Each Controlling Trustee shall have the power to vote an equal portion of all of the voting rights of MSAF.

           A unanimous vote of the Controlling Trustees and the Independent Trustees shall be required to:

           (a) cause MSAF or any subsidiary of MSAF to take any action with respect to the institution of any proceeding by MSAF or any subsidiary of MSAF seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or any substantial part of its property, or seeking termination of MSAF's existence other than pursuant to Section 5.01 or the existence of any subsidiary of MSAF;

           (b) in the case of any such proceeding instituted against MSAF or any subsidiary of MSAF (but not instituted by it), cause MSAF or any subsidiary of MSAF to take any action to authorize or consent to such proceedings (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for MSAF or any subsidiary of MSAF, or any substantial part of its property, or that of any subsidiary); and

           (c) cause MSAF or any subsidiary of MSAF to take any action with respect to any merger, consolidation, amalgamation, or reorganization of MSAF or any subsidiary of MSAF, with or into any other person or entity, or any conveyance, transfer or other disposal of (whether in one transaction or a series of transactions) all or substantially all of the assets of MSAF or any subsidiary of MSAF; provided, however, that such unanimous approval is not required so long as the organizational documents of the resulting person or entity provide for the unanimous approval of the Independent Trustees for the events contemplated by this Section 3.08 and Section 6.01 hereof.

           (d) sell, transfer, or otherwise dispose of, directly or indirectly, any aircraft pursuant to Section 5.02(g)(v) of the Indenture whereby the net present value of the cash Net Sale Proceeds is less than the Note Target Price.

           SECTION 3.09. Resolutions. A resolution in writing signed by all of the Controlling Trustees or by all of the members of a committee appointed pursuant to Section 3.10 hereof or by all of the Controlling Trustees and Independent Trustees pursuant to Section 3.08 hereof (as the case may be) shall be valid and effectual as if it had been passed at a meeting of the Controlling Trustees or of the relevant committee or of the Controlling Trustees and Independent Trustees duly convened and held. Such resolution may consist of two or more documents in like form each signed by one or more of the Controlling Trustees, Independent Trustees or members of the relevant committee (as the case may be).

           SECTION 3.10. Committees. Except as otherwise provided in Section 3.08, the Controlling Trustees may delegate any of their powers to committees consisting of any one or more of such Controlling Trustees or such other persons as they think fit. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Controlling Trustees. The meetings and proceedings of any such committee consisting of one or more persons shall be governed by the provisions of this Trust Agreement regulating the meetings and proceedings of the Controlling Trustees, so far as the same are applicable and are not superseded by any regulations made by the Trustees under this Trust Agreement.

           SECTION 3.11. Vacancies. The office of a Trustee shall be vacated if:

           (a) he resigns his office by 30 days prior written notice to MSAF, such resignation to be effective in the case of a Controlling Trustee or an Independent

Trustee at the time set forth in such notice and, in the case of the Delaware Trustee upon the appointment of a successor Delaware Trustee;

           (b) in the case of an Independent Trustee, he ceases to be qualified as an Independent Trustee within the meaning of that term contained in this Trust Agreement;

           (c) he dies or is unable or refuses to act;

           (d) he is removed by a majority vote of the Controlling Trustees; provided, that in the case of the removal of a Controlling Trustee, the Controlling Trustee subject to the removal action shall not be required or entitled to vote; or

           (e) in the case of the Delaware Trustee, or any successor or permitted assigns acting as the Delaware Trustee, the failure of the Delaware Trustee or such successor or assigns to meet the requirements of Section 3807(a) of the Business Trust Act.

           SECTION 3.12. Effect of Vacancies. (a) Neither the death, resignation, retirement, removal, bankruptcy, dissolution, liquidation, incompetence or incapacity of a Trustee, including without limitation the failure of the Delaware Trustee to meet the requirements of Section 3807(a) of the Business Trust Act, shall operate to terminate this Trust Agreement or MSAF.

           (b) If there is at any time a vacancy in the position of a Trustee, it is understood that the Depositor may not exercise the voting power of the vacant Trustee position and that said voting power will accordingly remain suspended during such vacancy; and

           (c) In the event there is a vacancy the majority vote of the remaining Controlling Trustees shall fill the vacancy.

           SECTION 3.13. Transactions with Trustees. A Trustee may hold any other office or place of profit under MSAF (other than the office of auditor) in conjunction with his office of Trustee and may act in a professional capacity to MSAF on such terms as to tenure of office, remuneration and otherwise as the Controlling Trustees may determine.

           SECTION 3.14. Interests of Trustees. Subject to applicable Delaware law, and provided that he has disclosed to the Controlling Trustees the nature and extent of any of his material interests, a Trustee notwithstanding his office:

           (a) may be a party to, or otherwise interested in, any transaction or arrangement with MSAF or in which MSAF is otherwise interested;

           (b) other than, in the case of an Independent Trustee, to the extent limited by the definition thereof, may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by MSAF or in which MSAF is otherwise interested or which engages in transactions similar to those engaged in by MSAF and might present a conflict of interest for such Trustee in discharging his duties; and

           (c) shall not, by reason of his office, be accountable to MSAF or the Depositor for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

           SECTION 3.15. Disclosure of Interests. For the purposes of Section 3.16:

           (a) a general notice given to the Controlling Trustees that a Trustee is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified Person or class of persons is interested shall be deemed to be a disclosure that the Trustee has an interest in any such transaction of the nature and extent so specified; and

           (b) an interest of which a Trustee has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of that Trustee.

           SECTION 3.16. Contract with Trustee. A Controlling Trustee, notwithstanding his interest, may be counted in the quorum present at any meeting at which any contract or arrangement in which he is interested is considered and, subject to the provisions of Sections 3.13 and 3.14 hereof, he may vote in respect of any such contract or arrangement.

           SECTION 3.17. Validity of Acts. All acts done bona fide by any meeting of Trustees or of a committee appointed by the Controlling Trustees or by any Person acting as a Trustee shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any such Trustee or committee or Person acting as aforesaid, or that they or any of them were disqualified or had vacated office or were not entitled to vote, be as valid as if every such Person had been duly appointed and was qualified and had continued to be a Trustee or a member of a committee appointed by the Trustees and had been entitled to vote.

           SECTION 3.18. Minute Book. The Controlling Trustees shall cause all resolutions in writing passed in accordance with Section 3.09 hereof and minutes of proceedings at all meetings of the Trustees and of committees appointed by the Controlling Trustees to be entered in books kept for the purpose. Any minutes of a meeting shall be evidence of the proceedings.

           SECTION 3.19. Fees and Remuneration. The Trustees shall be paid out of the funds of MSAF their reasonable traveling and other expenses (including reasonable fees and expenses of counsel and other experts) properly and necessarily expended by them in attending meetings of the Trustees or otherwise in the affairs of MSAF. The Independent Trustees shall each be paid by way of remuneration for their services a sum of $50,000 per annum which shall be deemed to accrue from day to day. The Delaware Trustee shall be paid such fee(s) as shall be agreed upon in a separate fee agreement to be entered into by the Delaware Trustee and MSAF.

           SECTION 3.20. Trustees May Rely. No Trustee shall incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably and in good faith believed by it to be genuine and signed by the proper party or parties thereto. The Trustees may accept a copy of a resolution of the board of directors of any corporate entity, certified by the secretary, an assistant secretary or any other officer of the said entity, as duly adopted and in full force and effect, as conclusive evidence that such resolution has been adopted by said board and is in full force and effect. As to any fact or matter, the manner of ascertainment of which is not specifically described herein, the Trustees may for all purposes hereof rely on a certificate, signed by or on behalf of the party executing such certificate, as to such fact or matter, and such certificate shall constitute full protection of the Trustees for any action taken or omitted to be taken by them in good faith in reliance thereon. The Trustees may (a) exercise their powers and perform their duties by or through such attorneys and agents as they shall appoint with due care, and they shall not be liable for the acts or omissions of such attorneys and agents and (b) consult with counsel, accountants and other experts, and the Trustees shall be entitled to rely upon the advice of counsel, accountants and other experts selected by them with due care and shall be protected by the advice of such counsel in anything done or omitted to be done in accordance with such advice. In particular, no provision of this Trust Agreement shall be deemed to impose any duty on any Trustee to take any action if such Trustee shall have been advised by counsel that such action would expose it to personal liability or is contrary to the terms hereof, or is contrary to law.

           SECTION 3.21. Trustees Act Solely as Trustees. In accepting and performing the trusts created hereby, each Trustee acts solely as trustee hereunder and not in any individual capacity, and all persons having any claims against any Trustee by reason of the transactions contemplated hereby shall not have any recourse to such Trustee in its individual capacity and shall look only to the property of MSAF for payment or satisfaction thereof.

           SECTION 3.22. No Expenses for the Trustees. No Trustee shall have any obligation by virtue of this Trust Agreement to spend any of its own funds, or to take any action which could, in the discretion of such Trustee, result in any cost or expense being incurred by the Trustee, other than in connection with its own obligations hereunder.

           SECTION 3.23. No Representations or Warranties as to Certain Matters. NONE OF THE TRUSTEES, EITHER IN ITS CAPACITY AS TRUSTEE OR IN ITS INDIVIDUAL CAPACITY, MAKES OR SHALL BE DEEMED TO HAVE MADE (A) ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, VALUE, CONDITION, WORKMANSHIP, DESIGN, COMPLIANCE WITH SPECIFICATIONS, CONSTRUCTION, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT OWNED BY MSAF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THOSE AIRCRAFT OR ANY PART THEREOF.


                                    ARTICLE 4
                           INDEMNIFICATION OF TRUSTEES

           SECTION 4.01. Liability and Indemnity. (a) The Trustees shall not be liable to MSAF or the Depositor for monetary damages for breach of fiduciary duty as a Trustee except as a result of its own bad faith, wilful misconduct or knowing violation of law.

           (b) Each Trustee (and the officers, directors, employees, heirs, executors or administrators of such Trustee) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action or suit by or in the right of MSAF to procure a judgment in its favor by reason of the fact that such Person is or was a Trustee of MSAF or is or was serving at the request of MSAF as a trustee, director or officer of another trust, corporation, partnership, joint venture or other enterprise, shall be indemnified and held harmless by MSAF except as a result of its own bad faith, wilful misconduct or knowing violation of law.

           (c) MSAF does hereby assume liability for and agree to indemnify, reimburse and hold harmless each of the Trustees from any and all losses, liabilities or expenses that may be imposed on, incurred by or asserted against any of them arising out of, in connection with or related to their performance under this Trust Agreement except as a result of its own bad faith, wilful misconduct or knowing violation of law.

           (d) The right to indemnification conferred in this Article 4 shall also include the right to be paid by MSAF the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware law. The right to indemnification conferred in this Article 4 shall be a contract right.

           SECTION 4.02. Agents. MSAF may, by action of its Controlling Trustees, provide indemnification to such of the agents of MSAF to such extent and to such effect as the Controlling Trustees shall determine to be appropriate and authorized by Delaware law.

           SECTION 4.03. Insurance. MSAF shall have power to purchase and maintain insurance on behalf of any Person who is or was a Trustee or agent of MSAF, or is or was serving at the request of MSAF as a trustee, director, officer, employee or agent of another trust, corporation, partnership, joint venture or other enterprise against any expense, liability or loss incurred by such Person in any such capacity or arising out of his status as such, whether or not MSAF would have the power to indemnify him against such liability under Delaware law.

           SECTION 4.04. Non-exclusive Rights. The rights and authority conferred in this Article 4 shall not be exclusive of any other right which any Person may otherwise have or hereafter acquire.

           SECTION 4.05. Survival. Neither the amendment nor repeal of this Trust Agreement, nor, to the fullest extent permitted by Delaware law, any adoption or modification of law, shall eliminate or reduce the effect of this
Article 4 in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

                                    ARTICLE 5
                               TERMINATION OF MSAF

           SECTION 5.01. Termination of MSAF. (a) MSAF shall dissolve only: (i) upon satisfaction in full by MSAF of all debt securities issued by MSAF in accordance with their respective terms and (ii) with the consent of all of the Controlling Trustees.

           (b) As soon as is practicable after the occurrence of the events referred to in Section 5.01(a) above, the Controlling Trustees shall, after paying or making provision for the payment of all obligations of MSAF in accordance with applicable law, file a certificate of cancellation with the Secretary of State of the State of Delaware, and thereupon MSAF shall terminate.

           (c) The provisions of Article 4 shall survive termination of MSAF.


                                    ARTICLE 6
                                   AMENDMENTS

           SECTION 6.01. Amendments. (a) This Trust Agreement may only be amended by a written instrument approved and executed by:

               (i) a majority of the Controlling Trustees; and

               (ii) if the amendment affects the rights, powers, duties or obligations of the Delaware Trustee, the Delaware Trustee;

           provided, however, that if the amendment affects (A) the rights, powers, duties or obligations, including but not limited to, the events contemplated by Section 3.08 hereof, of the Independent Trustees, (B) any organizational documents of any subsidiaries of MSAF, to the extent such amendment would affect the rights, powers or duties of the independent trustees or directors of such subsidiary comparable to those in Sections 3.08 and 6.01 hereof or (C) any of the provisions of Sections 2.02(b), 2.07 or 6.01, such amendment may only be affected by a written instrument approved and executed by all of the Controlling Trustees and Independent Trustees.

           (b) At such time after MSAF has issued any debt securities that remain outstanding, any amendment that would adversely affect the rights, privileges or preferences of any holder of such debt securities, as determined by the Controlling Trustees, may be effected only with such additional requirements as may be set forth in the terms of the indenture or other instrument governing such debt securities.

           (c) Notice of each amendment to this Trust Agreement shall be given to each of the Rating Agencies.


                                    ARTICLE 7
                                  MISCELLANEOUS

           SECTION 7.01. Notices. All notices, consents, directions, approvals, instructions, requests and other communications required or permitted by such agreement to be given to any Person shall be in writing, and any such notice shall become effective ten days after being deposited in the mails, certified or registered, return receipt requested, with appropriate postage prepaid for first class mail, or if delivered by hand or courier service or in the form of a facsimile, when received (and, in the case of a facsimile, receipt of such facsimile is confirmed to the sender), and shall be directed to the address or facsimile number of such Person set forth below:

If to the Delaware Trustee:

           Wilmington Trust Company
           Attention: Corporate Trust Administration
           1100 North Market Street
           Rodney Square North
           Wilmington, Delaware 19890
           Fax:(302) 651-8882

If to the Depositor, to:

           MSDW Aircraft Holdings
           c/o Morgan Stanley & Co. International Limited
           25 Cabot Square
           Canary Wharf
           London E14 4QA
           Attention: Mr. Scott Peterson
           Fax: + 44-171-415 4328

           With a copy to:

           Davis Polk & Wardwell
           99 Gresham Street
           London EC2V 7NG
           Attention: Mr. Keith Kearney
           Fax: + 44-207-418 1400

           From time to time any party to such agreement may designate a new address or number for purposes of notice thereunder by notice to each of the other parties thereto.

           SECTION 7.02. Governing Law. This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

           SECTION 7.03. Jurisdiction. The Depositor hereby submits to the jurisdiction of the Courts of Delaware or the United States Federal Courts sitting therein, in any action or proceeding brought to enforce or otherwise arising out of or relating to this Trust Agreement. The Depositor consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Depositor by registered or certified mail at its address designated in Section 7.01. In addition, the Depositor hereby irrevocably waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of venue in any such action or proceeding in the Courts of the State of Delaware or the United States Federal Courts sitting therein, and hereby further irrevocably waives any claim that any such forum is an inconvenient forum.

           SECTION 7.04. Counterparts. This Trust Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

           SECTION 7.05. Agreement. The terms of this Trust Agreement shall be binding upon and inure to the benefit of and shall be enforceable by the Depositor and the Trustees and their respective successors and assigns.

           SECTION 7.06. Table of Contents; Headings. The table of contents and headings of the various articles, sections and other subdivisions of this Trust Agreement are for convenience of reference only and shall not modify, define or limit any of the terms or provisions of such agreement.

           IN WITNESS WHEREOF, the parties hereto have executed this Trust Agreement or caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                    WILMINGTON TRUST COMPANY, as
                                    Delaware Trustee


                                    By: /s/ Anita E. Dallago
                                      --------------------------
                                      Name:  Anita E. Dallago
                                      Title: Administrative Account Manager


                                    MSDW AIRCRAFT HOLDINGS, as the
                                    Depositor


                                    By: /s/ Scott Peterson
                                      --------------------------
                                            Name: Scott Peterson
                                            Title:   Signatory Trustee


                                     /s/ Karl Essig
                                    ------------------------------------------
                                    KARL ESSIG, as Controlling Trustee


                                     /s/ Scott Peterson
                                    ------------------------------------------
                                    SCOTT PETERSON, as Controlling Trustee


                                     /s/ Alexander Frank
                                    ------------------------------------------
                                    ALEXANDER FRANK, as Controlling Trustee


                                     /s/ Maurice Mason
                                    ------------------------------------------
                                    MAURICE MASON, as Controlling Trustee

                                     /s/ Juan O'Callahan
                                    ------------------------------------------
                                    JUAN O'CALLAHAN, as Independent Trustee


                                     /s/ Alexander Bancroft
                                    ------------------------------------------
                                    ALEXANDER BANCROFT, as Independent Trustee



ACKNOWLEDGED AND AGREED:

MS FINANCING INC.


By: /s/ Debra M. Aaron
  ----------------------
  Name:  Debra M. Aaron
  Title: Vice President

                         MORGAN STANLEY AIRCRAFT FINANCE


                       CERTIFICATE OF BENEFICIAL OWNERSHIP

                              Certificate Number 2


           This certifies that MDSW AIRCRAFT HOLDINGS is the owner of a 100% beneficial interest in Morgan Stanley Aircraft Finance a statutory business trust organized under the laws of the state of Delaware (the "Trust").

           This certificate and the beneficial interest represented hereby are issued under and shall be held subject to all of the provisions of the Amended and Restated Trust Agreement of the Trust, as amended from time to time, which the holder by acceptance hereof accepts.

           IN WITNESS WHEREOF, a Signatory Trustee of the Trust has executed this certificate as of March 15, 2000



                                            MORGAN STANLEY AIRCRAFT FINANCE

                                            By:
                                               ----------------------------
                                            Name:  Brian J. Gill
                                            Title: Authorized Signatory